UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2006

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2006, Chicago Mercantile Exchange Holdings Inc. and its wholly owned subsidiaries, Chicago Mercantile Exchange Inc. and CME FX Marketplace Inc. (collectively, "CME"), entered into a definitive shareholders’ agreement (the "Agreement") with Reuters Group PLC and its wholly owned subsidiaries Reuters Holdings Limited and Reuters Limited (collectively, "Reuters"). The Agreement sets forth the terms which govern the establishment, ownership and operation of a joint venture company, FXMarketSpace Limited ("FXMarketSpace").

FXMarketSpace is being formed to establish and conduct a trading system and platform for the electronic execution and central clearing of transactions in certain foreign exchange products.

Pursuant to the Agreement, CME and Reuters will each hold a 50% ownership interest in FXMarketSpace. CME and Reuters are each required to make capital contributions of up to an aggregate amount of $45 million, subject to certain conditions.

The formation of FXMarketSpace is subject to certain regulatory and shareholder approvals and other customary closing conditions. Certain joint venture activities will be subject to regulatory authorization from the U.K. Financial Services Authority, which is expected by early 2007.

During the term of the Agreement, and, in certain cases, for a period of time following termination of the Agreement, CME and Reuters are generally prohibited from participating in or providing clearing services, electronic matching services or trading access to a competing trading system or platform. Additionally, CME and Reuters have agreed to certain limited restrictions on their ability to offer products that are functionally equivalent to the core products that FXMarketSpace will offer during the initial phase of the joint venture.

The Agreement may be terminated: (i) if there is a material breach of certain warranties contained in the Agreement; (ii) if there is a prescribed event of default by CME or Reuters; (iii) if FXMarketSpace does not meet the requirements of certain performance tests; (iv) if it becomes unlawful for CME, Reuters or FXMarketSpace to comply with the Agreement; (v) upon certain events of bankruptcy or insolvency with respect to FXMarketSpace; or (vi) upon the completion of a sale of all of the outstanding shares of FXMarketSpace to a third party.

The foregoing is a summary description of the terms of the Agreement and by its nature is incomplete. For further information regarding the terms and conditions of the Agreement, reference is made to the complete text of the Agreement, which will be filed as an exhibit to Chicago Mercantile Exchange Holdings Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of CME’s press release, dated May 4, 2006, announcing the execution of the Agreement.

Statements in this Current Report that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-Q, which can be obtained at its Web site at www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

May 9, 2006	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 4, 2006